UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2021

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, at the 2021 annual meeting of shareholders (the “Annual Meeting”), the shareholders of Reinsurance Group of America, Incorporated (the “Company”), upon recommendation of the Board of Directors, approved (i) amendments to the Company’s Flexible Stock Plan (the “Flexible Stock Plan”), (ii) amendments to the Company’s Flexible Stock Plan for Directors (the “Director Plan”) and (iii) the amendment and restatement of the Company’s Phantom Stock Plan for Directors (the “Phantom Plan” and together with the Flexible Stock Plan and the Director Plan, collectively, the “Equity Plans”)). Among other things, the amendments increase the number of shares authorized for issuance as follows:

Plan	Share increase	Total shares available
Flexible Stock Plan	1,500,000	16,460,077
Director Plan	25,000	307,500
Phantom Plan	25,000	155,000

The Phantom Plan now also allows directors to receive dividend equivalent payments or dividend credit rights on the performance units held and accumulated in such director’s Phantom Plan account.

The amendments to the Equity Plans will not affect any award previously made to the chief executive officer, the chief financial officer or any other named executive officer of the Company under the Equity Plans, nor under any other compensatory plan, contract or arrangement covering any such person.

The Equity Plans, as proposed to be amended, are described in greater detail in proposals four, five and six on pages 91 through 101 in the Company’s Proxy Statement, dated April 8, 2021, for the Annual Meeting (“Proxy Statement”) filed with the Securities and Exchange Commission on that date. The descriptions of the amendments to the Equity Plans contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Flexible Stock Plan amendments, the Director Plan amendments and the Phantom Plan (as amended and restated), copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on May 19, 2021. The number of shares of common stock of the Company represented at the Annual Meeting, in person or proxy, was 62,144,531 shares, or approximately 91% of the outstanding voting shares of the Company.

At the Annual Meeting, the Company’s shareholders were asked to vote on the election of twelve directors and the five other proposals described below, and the votes were cast as follows:

1.     Election of the following directors for terms expiring in 2022 or until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Pina Albo	59,296,025	660,652	98,206	2,089,648
Christine R. Detrick	59,312,685	649,748	92,450	2,089,648
J. Cliff Eason	59,120,094	840,327	94,462	2,089,648
John J. Gauthier	59,908,369	47,372	99,142	2,089,648
Patricia Guinn	59,910,643	51,827	92,413	2,089,648
Anna Manning	59,908,425	55,179	91,279	2,089,648
Hazel M. McNeilage	58,708,625	1,253,694	92,564	2,089,648
Stephen O’Hearn	59,912,121	48,348	94,414	2,089,648
Frederick J. Sievert	58,554,302	1,401,283	99,298	2,089,648
Shundrawn Thomas	59,906,054	49,060	99,769	2,089,648
Stanley B. Tulin	59,906,115	54,190	94,578	2,089,648
Steven C. Van Wyk	59,909,332	46,290	99,261	2,089,648

2.    Advisory vote to approve the compensation of the Company’s named executive officers:

For	Against	Withheld	Broker Non-Votes
56,692,324	2,750,902	611,657	2,089,648

3.     Proposal to approve the amendments to the Company’s Flexible Stock Plan:

For	Against	Withheld	Broker Non-Votes
55,361,277	4,568,610	124,996	2,089,648

4.     Proposal to approve the amendments to the Company’s Flexible Stock Plan for Directors:

For	Against	Withheld	Broker Non-Votes
56,241,116	3,698,920	114,847	2,089,648

5.     Proposal to approve the Company’s Amended & Restated Phantom Stock Plan for Directors:

For	Against	Withheld	Broker Non-Votes
59,347,147	590,806	116,930	2,089,648

6.    Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021:

For	Against	Withheld	Broker Non-Votes
59,568,006	2,483,745	92,780	0

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits. The following documents are filed as exhibits to this report:

10.1	Amendment to the Reinsurance Group of America, Incorporated Flexible Stock Plan, effective May 19, 2021.

10.2	Amendment to the Reinsurance Group of America, Incorporated Flexible Stock Plan for Directors, effective May 19, 2021.

10.3	Reinsurance Group of America, Incorporated Phantom Stock Plan for Directors, as amended and restated effective May 19, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL) to the exhibit index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 20, 2021	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer